Exhibit 99.1

Novanta Announces Financial Results
for the Second Quarter 2018

•	Second Quarter 2018 GAAP Revenue of $150.4 million, up 26% year over year
•	Second Quarter 2018 GAAP Net Income of $11.0 million
•	Second Quarter 2018 GAAP Diluted Earnings Per Share of $0.32
•	Second Quarter 2018 Adjusted Earnings Per Share of $0.51
•	Second Quarter 2018 Adjusted EBITDA of $30.4 million

BEDFORD, Mass., August 8, 2018 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2018.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	June 29,	June 30,
	2018	2017
GAAP
Revenue	$150.4	$119.1
Operating Income	$17.1	$15.7
Net Income Attributable to Novanta Inc.	$11.0	$9.4
Diluted EPS	$0.32	$0.16
Non-GAAP*
Adjusted Operating Income	$25.9	$22.4
Adjusted Diluted EPS	$0.51	$0.41
Adjusted EBITDA	$30.4	$25.7

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Second Quarter

"Our company has continued to deliver consistent and predictable growth, with strong revenue, Adjusted EBITDA, and Adjusted EPS growth being demonstrated again this quarter,” said Matthijs Glastra, Chief Executive Officer of Novanta.  "We feel we are well positioned in a number of secular growth market categories, with the team continuing to deliver solid results.”

During the second quarter of 2018, Novanta generated GAAP revenue of $150.4 million, an increase of $31.3 million, or 26.3%, versus the second quarter of 2017.  The Company’s acquisition activities resulted in an increase in revenue of $21.8 million, or 18.3%, compared to the second quarter of 2017.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $2.1 million, or 1.8%, during the second quarter of 2018.  Our Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, increased 6.2%, versus the second quarter of 2017 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the second quarter of 2018, GAAP operating income was $17.1 million, compared to $15.7 million in the second quarter of 2017.  GAAP net income attributable to Novanta was $11.0 million in the second quarter of 2018, compared to $9.4 million in the second quarter of 2017.  GAAP diluted earnings per share (“EPS”) was $0.32 in the second quarter of 2018, compared to $0.16 in the second quarter of 2017.

Adjusted Diluted EPS was $0.51 in the second quarter of 2018, compared to $0.41 in the second quarter of 2017.  The Company ended the second quarter of 2018 with 35.5 million weighted average shares outstanding.  Adjusted EBITDA was $30.4 million in the second quarter of 2018, compared to $25.7 million in the second quarter of 2017.

Operating cash flow for the second quarter of 2018 was $20.0 million, compared to $16.8 million for the second quarter of 2017. The Company completed the second quarter of 2018 with approximately $240.1 million of total debt and $107.3 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $132.9 million.

Financial Outlook

For the full year 2018, the Company expects GAAP revenue of approximately $600 million to $607 million, Adjusted EBITDA in the range of $121 million to $125 million, and Adjusted Diluted EPS to be in the range of $1.96 to $2.02.  The Company’s Adjusted Diluted EPS assumes no significant changes in foreign exchange rates.

For the third quarter of 2018, the Company expects GAAP revenue of approximately $153 million to $156 million.  The Company expects Adjusted Diluted EPS to be in the range of $0.50 to $0.53, and Adjusted EBITDA to be approximately $31 million to $33 million.  The Company’s Adjusted Diluted EPS and Adjusted EBITDA guidance assumes no significant foreign exchange gains or losses.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for noncontrolling interest redemption value adjustments; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET on Wednesday, August 8, 2018 to discuss these results.  To access the call, please dial (877) 870-4263 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Event Calendar page of the Investor Relations section of the Company's website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com. The replay will remain available until Friday, October 5, 2018.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our ability to deliver consistent and predictable growth; being positioned well in a number of secular growth market categories; executing our strategy; anticipated financial performance, including our financial outlook for the third quarter and full year 2018; expectations regarding market conditions; expectations regarding the Company’s future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; changes in governmental regulation of our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; tax audits by tax authorities; changes in tax laws, and fluctuations in our effective tax rates; anticipated impact from the U.S. Tax Cuts and Jobs Act; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; provisions of our articles of incorporation that may delay or prevent a change in control; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2018	2017
Revenue	$150,400	$119,102
Cost of revenue	85,171	65,613
Gross profit	65,229	53,489
Operating expenses:
Research and development and engineering	12,551	9,004
Selling, general and administrative	29,231	23,810
Amortization of purchased intangible assets	3,893	3,347
Restructuring, acquisition and divestiture related costs	2,439	1,581
Total operating expenses	48,114	37,742
Operating income	17,115	15,747
Interest income (expense), net	(2,561)	(1,435)
Foreign exchange transaction gains (losses), net	177	486
Other income (expense), net	(46)	(119)
Income before income taxes	14,685	14,679
Income tax provision	3,060	4,689
Consolidated net income	11,625	9,990
Less: Net income attributable to noncontrolling interest	(625)	(588)
Net income attributable to Novanta Inc.	$11,000	$9,402

Earnings per common share attributable to Novanta Inc.:
Basic	$0.32	$0.16
Diluted	$0.32	$0.16

Weighted average common shares outstanding—basic	34,949	34,827
Weighted average common shares outstanding—diluted	35,474	35,463

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 29,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$107,261	$100,057
Accounts receivable, net	76,747	81,482
Inventories	96,377	91,278
Prepaid expenses and other current assets	15,356	15,062
Total current assets	295,741	287,879
Property, plant and equipment, net	64,660	61,718
Intangible assets, net	154,714	155,048
Goodwill	218,324	210,988
Other assets	8,322	11,070
Total assets	$741,761	$726,703
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9,127	$9,119
Accounts payable	42,505	39,793
Accrued expenses and other current liabilities	41,366	49,256
Total current liabilities	92,998	98,168
Long-term debt	228,306	225,500
Other long-term liabilities	44,485	44,567
Total liabilities	365,789	368,235
Redeemable noncontrolling interest	51,606	46,923
Stockholders’ Equity:
Total stockholders’ equity	324,366	311,545
Total liabilities, noncontrolling interest and stockholders’ equity	$741,761	$726,703

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$11,625	$9,990
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,120	7,094
Share-based compensation	1,736	1,318
Deferred income taxes	(1,456)	(888)
Other	539	1,509
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses acquired:
Accounts receivable	1,105	1,330
Inventories	879	(6,495)
Other operating assets and liabilities	(3,592)	2,904
Cash provided by operating activities	19,956	16,762
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,326)	(1,357)
Acquisition of businesses, net of cash acquired and working capital adjustments	(27,445)	98
Other investing activities	20	10
Cash used in investing activities	(31,751)	(1,249)
Cash flows from financing activities:
Borrowings under revolving credit facility	30,272	—
Repayments of long-term debt and revolving credit facility	(16,532)	(6,875)
Repurchase of common stock	(1,929)	—
Other financing activities	(779)	(310)
Cash provided by (used in) financing activities	11,032	(7,185)
Effect of exchange rates on cash and cash equivalents	(3,103)	784
Increase (decrease) in cash and cash equivalents	(3,866)	9,112
Cash and cash equivalents, beginning of period	111,127	80,014
Cash and cash equivalents, end of period	$107,261	$89,126

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2018	2017
Revenue
Photonics	$64,062	$57,885
Vision	53,823	34,031
Precision Motion	32,515	27,186
Total	$150,400	$119,102

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	June 29,	June 30,
	2018	2017
Photonics
Gross Profit (GAAP)	$30,737	$26,668
Gross Profit Margin (GAAP)	48.0%	46.1%
Amortization of intangible assets	699	997
Adjusted Gross Profit (Non-GAAP)	$31,436	$27,665
Adjusted Gross Profit Margin (Non-GAAP)	49.1%	47.8%

Vision
Gross Profit (GAAP)	$20,441	$14,440
Gross Profit Margin (GAAP)	38.0%	42.4%
Amortization of intangible assets	1,625	609
Adjusted Gross Profit (Non-GAAP)	$22,066	$15,049
Adjusted Gross Profit Margin (Non-GAAP)	41.0%	44.2%

Precision Motion
Gross Profit (GAAP)	$14,702	$12,749
Gross Profit Margin (GAAP)	45.2%	46.9%
Amortization of intangible assets	165	90
Adjusted Gross Profit (Non-GAAP)	$14,867	$12,839
Adjusted Gross Profit Margin (Non-GAAP)	45.7%	47.2%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(651)	$(368)
Amortization of intangible assets	—	—
Adjusted Gross Profit (Non-GAAP)	$(651)	$(368)

Novanta Inc.
Gross Profit (GAAP)	$65,229	$53,489
Gross Profit Margin (GAAP)	43.4%	44.9%
Amortization of intangible assets	2,489	1,696
Adjusted Gross Profit (Non-GAAP)	$67,718	$55,185
Adjusted Gross Profit Margin (Non-GAAP)	45.0%	46.3%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended June 29, 2018
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$17,115	11.4%	$14,685	$3,060	20.8%	$11,000
Plus: Adjustment of redeemable noncontrolling interest to estimated redemption value						303
Net income attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$11,303	$0.32
Adjustment of redeemable noncontrolling interest to estimated redemption value						(303)	(0.01)
Net income attributable to Novanta Inc.						$11,000
Non-GAAP Adjustments:
Amortization of intangible assets	6,382	4.2%	6,382
Restructuring, divestiture and other costs	988	0.7%	988
Acquisition related costs	1,451	0.9%	1,451
Tax effect on non-GAAP adjustments				1,590
Non-GAAP tax adjustments				14
Total non-GAAP adjustments	8,821	5.8%	8,821	1,604		7,217	0.20

Adjusted results (Non-GAAP)	$25,936	17.2%	$23,506	$4,664	19.8%	$18,217	$0.51

Weighted average shares outstanding - Diluted							35,474

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended June 30, 2017
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$15,747	13.2%	$14,679	$4,689	31.9%	$9,402
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(3,718)
Net income attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$5,684	$0.16
Adjustment of redeemable noncontrolling interest to estimated redemption value						3,718	0.11
Net income attributable to Novanta Inc.						$9,402
Non-GAAP Adjustments:
Amortization of intangible assets	5,043	4.3%	5,043
Restructuring, divestiture and other costs	163	0.1%	163
Acquisition related costs	1,418	1.2%	1,418
Tax effect on non-GAAP adjustments				1,535
Non-GAAP tax adjustments				50
Total non-GAAP adjustments	6,624	5.6%	6,624	1,585		5,039	0.14

Adjusted results (Non-GAAP)	$22,371	18.8%	$21,303	$6,274	29.5%	$14,441	$0.41

Weighted average shares outstanding - Diluted							35,463

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	June 29,	June 30,
	2018	2017
Consolidated Net Income (GAAP)	$11,625	$9,990
Net Income Margin	7.7%	8.4%
Interest (income) expense, net	2,561	1,435
Income tax provision	3,060	4,689
Depreciation and amortization	9,120	7,094
Share-based compensation	1,736	1,318
Restructuring, acquisition and divestiture related costs	2,439	1,581
Other, net	(131)	(367)
Adjusted EBITDA (Non-GAAP)	$30,410	$25,740
Adjusted EBITDA Margin (Non-GAAP)	20.2%	21.6%

Organic Revenue Growth (Non-GAAP):

Three Months Ended June 29, 2018 Compared to Three Months Ended June 30, 2017
Reported Growth (GAAP)	26.3%
Less: Change attributable to acquisitions	18.3%
Plus: Change due to foreign currency	(1.8)%
Organic Growth (Non-GAAP)	6.2%

Net Debt (Non-GAAP):

	June 29,	December 31,
	2018	2017
Total Debt (GAAP)	$237,433	$234,619
Plus: Deferred financing costs	2,697	3,159
Gross Debt	240,130	237,778
Less: Cash and cash equivalents	(107,261)	(100,057)
Net Debt (Non-GAAP)	$132,869	$137,721

Free Cash Flow (Non-GAAP):

	Three Months Ended
	June 29,	June 30,
	2018	2017
Cash Provided by Operating Activities (GAAP)	$19,956	$16,762
Less: Purchases of property, plant and equipment	(4,326)	(1,357)
Plus: Proceeds from sale of property, plant and equipment	20	10
Free Cash Flow (Non-GAAP)	$15,650	$15,415

Non-GAAP Measures

Organic Revenue Growth

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring, acquisition and divestiture related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, also excludes amortization of acquired intangible assets, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., Net of Tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, restructuring, acquisition and divestiture related costs, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., Net of Tax.  In addition, the Company excluded the adjustment of redeemable noncontrolling interest to estimated redemption value as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, other non-operating income (expense) items, foreign exchange gains (losses), and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow

The Company defines Free Cash Flow as cash provided by (used in) operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Management believes free cash flow is an important measure of its liquidity as well as its ability to service the Company’s outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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